EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



PharmaSystems Cost Containment Corp.
Miami, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 29, 1997, except for Note 13 which is as of September 30, 1997, relating to the consolidated financial statements appearing in Form 8-K/A2 for the year ended December 31, 1996. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


Miami, Florida                                  BDO Seidman, LLP
October 17, 1997                               /s/ BDO Seidman, LLP
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